Exhibit 99.1

[Logo of Navigant International, Inc.]

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR) ACQUIRES

NORTHWESTERN TRAVEL SERVICE

- Transaction Expected to be Accretive to 2004 EPS -

- Raises 2004 Second Half Financial Guidance to Reflect Acquisition -

- Sees 2004 Second Quarter Results Exceeding Prior Guidance -

Denver, CO and Minneapolis, MN; June 17, 2004 – Navigant International, Inc. (Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, today announced that it has acquired privately-held Northwestern Travel Service, L.P. from Northwestern Travel Service, Inc., and the Noble Family Limited Partnership.

Founded in 1969 and headquartered in Minneapolis, Northwestern Travel, like Navigant, provides corporate travel management services combining personalized customer service and web-enabled technologies. Northwestern Travel, with twenty-three offices and thirty-seven on-site locations, is the 12th largest travel management company in the United States. For the year ended December 28, 2003, Northwestern Travel recorded aggregate airline ticket and incentive meeting sales in excess of $335 million, and generated revenue of approximately $40 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $6.5 million. Northwestern Travel has developed diversified product and service offerings resulting in approximately 70% of its revenue being derived from corporate travel management, 13% from its meetings and incentive operations and 17% of revenue from leisure travel.

Navigant paid approximately $775,000 in cash, approximately $19.5 million in the form of a short-term promissory note, and issued to the sellers Navigant common stock valued at approximately $10.4 million, (approximately 611,000 shares). Subject to contingencies, if Northwestern Travel achieves certain revenue objectives by the first anniversary of the closing, the sellers will be entitled to up to approximately $10.2 million in additional cash consideration.

Commenting on the transaction, Navigant Chairman and Chief Executive Officer Edward S. Adams, stated, “This is an excellent financial and strategic transaction for Navigant and further builds the critical mass of our North Central Region operations. Northwestern Travel shares a common approach and philosophy with Navigant in our commitment to superior customer service, the development of innovative technologies and dedication to creating cost-savings for our clients. Additionally, the combination of Northwestern Travel and Navigant’s meetings and incentive operations, positions us as one of the top providers of meeting and incentive programs and services in the U.S. Our growth in this area allows us to provide more ‘vertical’ offerings to existing clients and to cross-sell corporate travel management and meetings and incentives to clients.

“We look forward to joining forces with one of the most well respected companies in our industry and the team at Northwestern Travel. The Northwestern Travel operations dovetail extremely well with Navigant’s existing operating platform. The combined entity will benefit from a further diversified client base, as well as a heightened market presence and opportunities. This situation is truly a win-win for Navigant, Northwestern Travel and their employees, as well as for our respective clients.”

“Both companies share a commitment to providing clients with the highest standards of personal service and great technologies, which were the primary reasons for our decision to team up with Navigant,” said John C. Noble, Chairman and Chief Executive Officer, Northwestern Travel. “As an industry leader, Navigant has invested in a broad range of superior technologies, including its Passportal and NetProfile offerings. Our clients will now have access to all of these time and cost saving services and will continue to benefit from Navigant’s ongoing investments in these areas.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer added, “We indicated publicly that following our re-financing last fall, our acquisition team would be ready to again move forward aggressively on complementary, accretive acquisitions, and in this regard, Northwestern Travel is an excellent fit. Northwestern Travel will be immediately accretive to our results in the second half of this year and our finance and integration teams believe they have identified several areas where cost savings can be realized, so we expect that the purchase price, as a multiple of EBITDA, will be reduced as we bring the organizations together.

“As such, we are increasing our financial guidance for the second half of 2004 but at this time we are solely presenting increased guidance based on the combination of the two entities and before any vendor contract, operational and cost saving synergies,” Griffith continued. “Given the improving trends in corporate travel and Navigant’s continued vigilance in matching expenses to transactions, we now believe that our second quarter results for the period ending June 27, will exceed our most recent financial guidance. Again, we credit our associates for their focus on customer service, client retention and new business sales as these are significant factors in our ability to continue to meet or exceed our financial guidance.”

Guidance

The following table sets forth current quarterly guidance targets for 2004 and reflects the first quarter acquisition of a meetings and incentives company and the acquisition of Northwestern Travel:

Updated Summary Quarterly Guidance for 2004 (In millions, except per share data)

	Q2 ‘04 PRIOR	Q2 ‘04 REVISED	Q3 ‘04 PRIOR	Q3 ‘04 REVISED	Q4 ‘04 PRIOR	Q4 ‘04 REVISED	FY ‘04 PRIOR	FY ‘04 REVISED
Net Revenue	$99.0	$101.0	$97.0	$106.0	$95.0	$102.0	$398.4	$416.0
EBITDA*	$17.0	$17.3	$16.1	$17.5	$10.4	$11.4	$57.3	$60.0
Diluted EPS#	$0.47	$0.48	$0.44	$0.47	$0.21	$0.22	$1.49	$1.54

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Navigant’s EBITDA can be calculated by adding provision for income taxes, interest expense, net and depreciation and amortization expenses to the Company’s net income. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies.

#	Diluted EPS calculations are based on 16 million diluted shares outstanding and reflect 2004 acquisitions and “in the money” options.

About Navigant International, Inc.

Denver-based Navigant International, Inc. is the second largest corporate travel management business services provider in North America based on airline tickets sold serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR™ powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 4,200 associates and has operations in 1,000 locations in 20 countries and U.S. territories. Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYR.” For more information on the Company, visit www.navigant.com.

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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